CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of Waddell & Reed Advisors Funds of our reports dated August 15, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Retirement Shares (formerly, Waddell & Reed Advisors Retirement Shares, Inc.) and of Waddell & Reed Advisors Continental Income Fund (formerly, Waddell & Reed Advisors Continental Income Fund, Inc.), both incorporated by reference in the Statement of Additional Information of Waddell & Reed Advisors Funds dated January 30, 2009. We also consent to the references to us under the headings "Other Service Providers for the Funds" and "Audited Financial Statements" in the Combined Prospectus and Information Statement, and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

Deloitte & Touche LLP

Kansas City, Missouri
March 9, 2009